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                                                                     Exhibit 4.8

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

No.                     RIGHT TO PURCHASE SHARES OF COMMON
                         STOCK OF CELERITY SYSTEMS, INC.

                             CELERITY SYSTEMS, INC.

                          Common Stock Purchase Warrant

      CELERITY SYSTEMS, INC., a Tennessee corporation (the"Company"), hereby certifies that, for value received ____________, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M., New York City time on May 31, 1998, such number of fully paid and nonassessable shares of the Common Stock, $.001 par value (the "Common Stock"), of the Company as shall be determined by dividing the original principal amount of the Short-Term Promissory Note issued by the Company to ____________ under date of November 30, 1995 ("Note") by $1.96 at a purchase price of $1.96 per share, subject to adjustment as provided below (the "Exercise Price"). No fractional shares of Common Stock will be issued. The Company will promptly notify each holder of the Warrant of all adjustments to the Exercise Price.

      This Warrant is one of the Common Stock Purchase Warrants (the "Warrants") evidencing the right to purchase shares of Common Stock of the Company, issued by the Company to those persons to whom the Company has issued its Short-Term Promissory Notes under date of November 30, 1995 ("Notes").

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      (a) The term "Company" shall include Celerity Systems, Inc. and any corporation which shall succeed or assume the obligations of the Company hereunder.

      (b) The term "Common Stock" includes (i) the Company's Common Stock, $.001 par value per share, as authorized on the date hereof, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so
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to vote has been suspended by the happening of such a contingency), and (iii)
any other securities into which or for which any of the securities described in
(i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      1. Exercise of Warrant.

      1.1. Full Exercise. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of common stock for which this Warrant is therein exercisable or accompanied by tender to the Company of the Note marked paid in full, as the case may be.

      1.2. Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by dividing (a) the amount of principal and interest paid on the Note which the holder designates to be applied to purchase Shares of Common Stock under this Warrant by (b) the Exercise Price then in effect.

      1.3. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holder of the Warrant pursuant to Section 3.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 11 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

      2. Delivery of Share Certificates on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 30 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise.

      3. Adjustment for Reorganization, Consolidation or Merger.

      3.1. Reorganization, Consolidation or Merger. In case at any time or from time to time the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the shares and other securities and property (including cash) to which such holder would have been entitled upon such consummation
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or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

      3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the shares and other securities and property (including cash, where applicable) receivable by the holder of the Warrant after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in New York City, New York, as trustee for the holder of the Warrant and shall promptly notify each holder of the Warrants of the occurrence of any of the events specified in this Section 3.

      3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this
Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Common Stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such shares or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

      4. Adjustments for Share Dividends and Share Splits. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution, (ii) subdivide its outstanding shares of Common Stock, or
(iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then prevailing Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise, by a fraction of which (i) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Exercise Price in effect on the date of such exercise. No adjustment shall be made upon the conversion of any Series of Preferred Stock into Common Stock.

      5. No Impairment. The Company will not, by amendment of its Restated Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of
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any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant from time to time outstanding.

      6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to any holder of this Warrant, and will, on the written request at any time of any holder of this Warrant, furnish to such holder a like certificate setting forth the Exercise Price at the time in effect and showing how it was calculated.

      7. Notices of Record Date. In the event of

            (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

            (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants, issuance of Common Stock on the conversion of the Class A Preferred Stock or Class B Preferred Stock or the issue of Common Stock or grant of options to purchase Common Stock to employees of, or consultants to the Company with the approval of a majority of the representatives of the holders of the Series A Preferred Stock).

      then and in each such event, the Company will promptly mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such
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dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any shares or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

      8. Reservation of Shares Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock from time to time issuable on the exercise of the Warrant.

      9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      10. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent for the purpose of issuing Common Stock on the exercise of the Warrant pursuant to Section 1 and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      11. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      12. Negotiability; Restrictions on Transfer; Warrant Holder Not Deemed Shareholder. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

            (a) No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of the Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any
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recapitalization, issue or reclassification of shares, change of par value or change of shares to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued shares of Common Stock in accordance with the provisions hereof; or

            (b) Neither this Warrant nor any shares of Common Stock purchased pursuant to this Warrant shall be registered under the Securities Act of 1933. The certificates evidencing the shares of Common Stock issued on the exercise of the Warrant shall bear a legend to the effect that the shares evidenced by such certificates have not been registered under the Securities Act of 1933.

      13. Registration Rights. The holder of this Warrant is entitled to have the Company's Common Stock, $.001 par value, registered as that term is defined in, and pursuant to the provisions set forth in Section 6.1 of, the Preferred Stock and Warrant Purchase Agreement between the Company and those Purchasers named therein dated as of May 17, 1995.

      14. Notices. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

      15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Tennessee applicable to agreements made and to be performed therein. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforcability of any other provisions.

      16. Expiration. The right to exercise this Warrant shall expire on the first to occur of (a) 5:00 P.M., New York City time, May 31, 1998 or (b) the issuance by the Company of shares of its Common Stock in a public offering at an aggregate purchase price of $5,000,000 or more and at a Company valuation of at least $10,000,000.

Dated: November 30, 1995            CELERITY SYSTEMS, INC.


                                    By:___________________________
                                    Title: President
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                            FORM OF SUBSCRIPTION
                 (To be signed only on exercise of Warrant)

TO CELERITY SYSTEMS, INC.

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, $5,000 shares of Common Stock of CELERITY SYSTEMS, INC. and herewith makes payment of $______________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ____________, whose address is .

Dated:


                                    --------------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the Warrant)


                                    --------------------------------------------
                                    (Address)
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                             FORM OF ASSIGNMENT
                 (To be signed only on transfer of Warrant)

      For valued received, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by the within Warrant to purchase $5,000 shares of Common Stock of CELERITY SYSTEMS, INC. to which the within Warrant relates, and appoints Attorney to transfer such rights on the books of CELERITY SYSTEMS, INC. with full power of substitution in the premises.

Dated:

                                    --------------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the Warrant)


                                    --------------------------------------------
                                    (Address)

Signed in the presence of:


--------------------------